                  EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF BARRA, INC.



                                                                                                             State or Other
                                                                                                             Jurisdiction of
                                                                                                             Incorporation
Name of Subsidiary*                                                                                          Or Organization
---------------------                                                                                         ----------------
BARRA Analytics Securities, Inc.                                                                             New York

BARRA (FSC), Inc.                                                                                            U.S. Virgin Islands

BARRA Holdings, Ltd.                                                                                         England

BARRA International, Ltd.                                                                                    Delaware

BARRA International (Japan), Ltd. (formerly N.B. Investment Technology Co., Ltd.)                            Japan

BARRA International (U.K.), Ltd.                                                                             Delaware

BARRA (U.K.), Ltd.                                                                                           England

BARRA (U.S.A.), Inc.                                                                                         California

Berkeley Advisors Holding Company                                                                            Delaware

Global POSIT Joint Venture                                                                                   England

POSIT Joint Venture                                                                                          California

Rogers, Casey & Associates, Inc.                                                                             Delaware

Rogers, Casey Alternative Investments, Inc.                                                                  Delaware

Rogers, Casey Investment Advisors, Inc.                                                                      Delaware
(pending name change to Rogers, Casey Asset Services, Inc.)

Rogers, Casey Manager Services, Inc.                                                                         Delaware
(pending name change to BARRA Strategic Consulting Group, Inc.)

Rogers, Casey Sponsor Services, Inc.                                                                         Delaware

Symphony Asset Management, Inc.                                                                              California

Symphony Asset Management, LLC                                                                               California


--------------------------
*All subsidiaries do business only under the names listed.



                                     63